Exhibit 99.2
MEOW MIX HOLDINGS, INC.
Condensed Consolidated Financial Statements
For the three months ended April 2, 2006 and April 3, 2005

Meow Mix Holdings, Inc.
Condensed Consolidated Balance Sheet
April 2, 2006
(In thousands, except share data)
(Unaudited)

April 2,
2006
ASSETS
Cash and cash equivalents	$4,871
Trade receivables, net of allowances for doubtful accounts and trade	16,538
Inventories	22,507
Prepaid expenses and other current assets	1,834

TOTAL CURRENT ASSETS	45,750

Property, plant and equipment, net	46,015
Other intangibles assets, net	124,343
Goodwill	4,412
Deferred financing costs, net	5,848
Other assets	228

TOTAL ASSETS	$226,596

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Trade accounts payable	$13,789
Accrued income taxes	2,744
Accrued compensation and benefits	1,801
Accrued interest	478
Accrued freight	869
Accrued other expenses and other liabilities	1,986

TOTAL CURRENT LIABILITIES	21,667

Long-term debt	165,000
Deferred income taxes	17,743

TOTAL LIABILITIES	204,410

Commitments and contingencies
Cumulative redeemable convertible participating preferred stock — $0.01 par value; 50,000 shares authorized; shares issued and outstanding 40,540; aggregate liquidation preference $50,294	51,058

Stockholders’ deficit:
Common stock — $0.01 par value; 35,000,000 shares authorized; shares issued and outstanding 25,084,273	251
Accumulated deficit	(29,123)

TOTAL STOCKHOLDERS’ DEFICIT	(28,872)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$226,596

See Accompanying Notes to Condensed Consolidated Financial Statements.

Meow Mix Holdings, Inc.
Condensed Consolidated Statements of Income
For the three months ended April 2, 2006 and April 3, 2005
(In thousands)
(Unaudited)

	Three months ended
	April 2,	April 3,
	2006	2005
Net sales	$65,946	$60,191
Cost of goods sold	44,365	37,363

Gross profit	21,581	22,828
Selling, general and administrative expense	11,305	12,264

Income from operations	10,276	10,564
Interest expense	3,448	4,239
Foreign currency transaction gain	6	66

Income before provision for income taxes	6,834	6,391
Provision for income taxes	2,734	2,556

Net income	4,100	3,835

Dividends attributable to cumulative redeemable convertible participating preferred stock	1,467	1,299

Net income available for common stockholders	$2,633	$2,536

See Accompanying Notes to Condensed Consolidated Financial Statements.

Meow Mix Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
For the three months ended April 2, 2006 and April 3, 2005
(In thousands)
(Unaudited)

	Three months ended
	April 2,	April 3,
	2006	2005
OPERATING ACTIVITIES:
Net income	$4,100	$3,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,960	1,870
Other non cash items, net	674	1,121
Changes in operating assets and liabilities	(5,188)	1,113

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,546	7,939

INVESTING ACTIVITIES:
Capital expenditures	(1,753)	(1,732)
Other assets, net	—	(202)

NET CASH USED IN INVESTING ACTIVITIES	(1,753)	(1,934)

FINANCING ACTIVITIES:
Repayment of long-term debt	(5,000)	(9,349)

NET CASH USED IN FINANCING ACTIVITIES	(5,000)	(9,349)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,207)	(3,344)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	10,078	9,704

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,871	$6,360

See Accompanying Notes to Condensed Consolidated Financial Statements.

Meow Mix Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
For the three months ended April 2, 2006 and April 3, 2005
(In thousands)
(Unaudited)
(1)	Organization and Basis of Presentation

Meow Mix Holdings, Inc. (the “Company”) and its wholly-owned operating subsidiary, the Meow Mix Company, are headquartered in Secaucus, New Jersey and primarily market premium dry cat food and to a lesser degree, its wet cat food under the Meow Mix brand name and value priced dry cat food under the Alley Cat brand name to retailers through the United States and Canada. The Company owns all intangible assets associated with the use of the brands.

On October 10, 2003, an entity formed by Cypress Merchant Banking Partners II L.P. and its affiliates (“Cypress”) acquired majority ownership of the Company in a transaction that recapitalized the business (the “Recapitalization”). The Recapitalization was accounted for as a leveraged recapitalization and, accordingly, the Company retained its historical cost basis of accounting.

Subsequent to the Recapitalization described above, Meow Holdings LLC owns 87.6% of the Company’s outstanding common stock, J.W. Childs and its affiliates own 8.8% of the Company’s outstanding common stock and certain members of management own 4.1% of the Company’s outstanding common stock (percentages do not reflect any dilution from exercise of outstanding stock options).

The accompanying condensed consolidated financial statements as of April 2, 2006 and April 3, 2005 for the three months then ended reflect the financial position and operations of Meow Mix Holdings, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company’s fiscal year ends on the Sunday nearest December 31. The results of operations for the three months ended April 2, 2006 and April 3, 2005 each reflect periods that contain 13 weeks.

The accompanying unaudited condensed consolidated financial statements of the Company as of April 2, 2006 and for the three months ended April 2, 2006 and April 3, 2005 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles (“GAAP”) for annual financial statements. In the opinion of management, all adjustments consisting of normal and recurring entries considered necessary for a fair presentation of the results for the interim periods presented have been included. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. These estimates are based on information available as of the date of the unaudited condensed consolidated financial statements. Therefore, actual results could differ from those estimates. Furthermore, operating results for the three months ended April 2, 2006 are not necessarily indicative of the results expected for the year ending December 31, 2006. These unaudited condensed consolidated financial statements should be read in conjunction with the notes to the Company’s consolidated financial statements for the year ended January 1, 2006 included elsewhere in Item 9.01 of this Form 8-K/A.

Meow Mix Holdings, Inc.
Notes to Condensed Consolidated Financial Statements-(continued)
For the three months ended April 2, 2006 and April 3, 2005
(In thousands)
(Unaudited)
(2)	Stock-Based Compensation

Effective January 2, 2006, the Company adopted the fair value provisions of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) and is utilizing the prospective approach in their adoption to account for its stock-based compensation. SFAS 123R replaces FASB Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and its interpretations, and amends FASB Financial Accounting Standards No. 95, “Statement of Cash Flows.”

Historically, the Company had elected to follow the disclosure only provisions of SFAS 123 and, accordingly, accounted for stock-based compensation under the recognition and measurement principles of APB 25 and related interpretations. Under APB 25, when stock options are issued with an exercise price equal to the market price of the underlying stock price on the date of grant, no compensation expense is recognized in the financial statements, and compensation expense is only disclosed in the footnotes to the financial statements. The adoption of SFAS 123R did not have an impact on the Company’s result of operations in the three months ended April 2, 2006.

(3)	Inventories

The Company’s inventories consist of the following:

April 2,
2006
Inventories:
Raw materials	$2,123
Packaging materials	1,915
Finished goods	18,469

TOTAL INVENTORIES	$22,507

Meow Mix Holdings, Inc.
Notes to Condensed Consolidated Financial Statements-(Continued)
For the three months ended April 2, 2006 and April 3, 2005
(In thousands)
(Unaudited)
(4)	Goodwill and Intangible Assets

The following table reflects the carrying amount of the Company’s goodwill and intangible assets:

April 2,
2006
Goodwill	$4,412

Finite lived intangible assets:
Exclusive co-packaging agreement	$4,025
Accumulated amortization	(2,182)

Finite lived intangible assets, net	1,843

Indefinite lived intangible assets:
Tradenames and trademarks	122,500

Intangible assets, net	$124,343

The Company recognized amortization expense of $118 and $127 in the three months ended April 2, 2006 and April 3, 2005, respectively.

(5)	Subsequent Event

On March 2, 2006, the Company signed an agreement to sell the Company to Del Monte Corporation for approximately $705 million. The sale closed on May 19, 2006.

Upon closing, the Company’s cumulative redeemable convertible participating preferred stock converted into its equivalent number of common shares and shared equally in the proceeds from the sale with the common shareholders.